Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-253421

General Terms Supplement No. 2,012 to the Prospectus and the Prospectus Supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-253421

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc.

General Terms Supplement

Notes Linked to the Performance of One or More Indices or Exchange-Traded Funds

GS Finance Corp. may from time to time offer and sell notes, the payments and performance of which will be linked to the performance of one or more indices or exchange-traded funds (which we refer to as underliers). Specifically, the payments and performance of the notes may be linked to a single underlier, a basket of underliers or the lesser performing of two or more underliers.

The accompanying prospectus and the accompanying prospectus supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-253421, and this general terms supplement no. 2,012 describe some of the terms that may apply generally to the notes, including any notes you purchase. A separate pricing supplement, which we refer to as the applicable pricing supplement, will describe additional terms that apply to your notes and will identify one or more underlier(s) to be used to calculate a return on your notes.  Further, if specified in the applicable pricing supplement, a separate product supplement, which we refer to as the applicable product supplement, will describe additional terms that apply to your notes and a separate underlier supplement, which we refer to as the applicable underlier supplement, will describe the specified underlier(s). The applicable pricing supplement and the applicable product supplement, if any, may each also describe any additions or changes to the terms of the notes set forth in this general terms supplement no. 2,012.

This general terms supplement no. 2,012 contains the following:

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Certain risks applicable to the notes. You should read these risks in conjunction with the risks described in the applicable pricing supplement, the applicable product supplement, if any, the applicable underlier supplement, if any, the accompanying prospectus supplement and the accompanying prospectus.

•	Certain terms that may relate to your notes in addition to the description of the notes contained in the applicable pricing supplement and the applicable product supplement, if any.
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Descriptions of certain dates that may relate to your notes, including the determination date (the final date on which a calculation is made to determine the amount payable on the notes, which may be the final averaging date, if averaging dates are applicable to your notes), any call observation date (a date on which a calculation is made to determine if the notes will be automatically called on an applicable call payment date) and any coupon observation date (a date on which a calculation is made to determine the amount of any coupon, if any, that will be paid on an applicable coupon payment date). If your notes are linked to a basket of underliers or the lesser performing of two or more underliers, the applicable dates set forth above, which are dates on which calculations are made, may differ from the dates on which the levels of one or more basket underliers, potential lesser performing underliers or exchange rates, as applicable, are determined for the purposes of such calculations.

Your investment in the notes involves certain risks. See “Additional Risk Factors Specific to the Notes” beginning on page S-4 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this general terms supplement no. 2,012, the applicable pricing supplement, the applicable product supplement, if any, the applicable underlier supplement, if any, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

GS Finance Corp. may use this general terms supplement no. 2,012 in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC (GS&Co.), or any other affiliate of GS Finance Corp., may use this general terms supplement no. 2,012 in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this general terms supplement no. 2,012 is being used in a market-making transaction.

Goldman Sachs & Co. LLC

General Terms Supplement No. 2,012 dated March 22, 2021.

In this general terms supplement no. 2,012, when we refer to a “note” we mean a note linked to one of the underliers specified herein unless the context requires otherwise. Please note that in this general terms supplement no. 2,012, references to “GS Finance Corp.”, “we”, “our” and “us” refer only to GS Finance Corp. and do not include its consolidated subsidiaries or affiliates. Also, references to “The Goldman Sachs Group, Inc.”, our ultimate parent company, refer only to The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. References in this general terms supplement no. 2,012, the applicable product supplement, if any, and the applicable pricing supplement to the notes having a face amount of $1,000 are intended as illustrative; the actual face amount of the notes will be reflected in aggregate on the global note representing the notes. Also, references to the “accompanying prospectus” mean the accompanying prospectus, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series F, each of GS Finance Corp. and The Goldman Sachs Group, Inc. and each as may be amended from time to time, that form a part of Registration Statement No. 333-253421. References to the “indenture” in this general terms supplement no. 2,012 mean the senior debt indenture, dated October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the above-referenced accompanying prospectus supplement for Medium-Term Notes, Series F.

The Notes Are Part of a Series

The notes are part of a series of debt securities, entitled “Medium-Term Notes, Series F”, that we may issue under our indenture from time to time. The notes are “indexed debt securities”, as defined in the accompanying prospectus. The notes will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This general terms supplement no. 2,012 describes certain terms that may apply to the notes. The applicable pricing supplement will identify the underlier(s) to be used to calculate a return on your notes and may also describe any additions or changes to the terms of the notes. We describe terms that apply generally to all Series F medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for Series F medium-term notes and the accompanying prospectus, respectively. The terms described herein supplement those described in the accompanying prospectus and the accompanying prospectus supplement and, if the terms described herein are inconsistent with those described therein, the terms described herein are controlling.

Please note that the information about the settlement or trade dates, issue price, underwriting discounts or commissions and net proceeds to us in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in the Applicable Pricing Supplement and the Applicable Product Supplement, If Any

The specific terms of your notes will be described in the applicable pricing supplement and the applicable product supplement, if any, accompanying this general terms supplement no. 2,012. The terms described therein are in addition to those described herein and in the accompanying prospectus and the accompanying prospectus supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the applicable product supplement, if any, accompanying prospectus or accompanying prospectus supplement, the terms in the applicable pricing supplement are controlling. If the applicable pricing supplement specifies a different meaning for any term described herein, that modified definition will be deemed to apply to this general terms supplement no. 2,012 for all purposes with respect to your notes. If the applicable product supplement, if any, specifies different terms for your notes or a different meaning for any term described herein, the meaning or term contained in the applicable product supplement, if any, will control unless the applicable pricing supplement provides a different meaning, in which case the applicable pricing supplement will control.

Additional Risk Factors Specific to the NOTES

An investment in your notes is subject to the risks described below as well as the risks and considerations described in the applicable pricing supplement, the applicable product supplement, if any, the applicable underlier supplement, if any, the accompanying prospectus supplement and the accompanying prospectus. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlier stocks, i.e., with respect to an underlier to which your notes are linked, the stocks comprising such underlier. You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date will be set forth under “Estimated Value of Your Notes” in the applicable pricing supplement; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. If specified in the applicable pricing supplement, the price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. If specified in the applicable pricing supplement, as agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes” in the applicable pricing supplement) will decline to zero on a straight line basis over the period from the date thereof through the applicable date set forth under “Estimated Value of Your Notes” in the applicable pricing supplement. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed under “Estimated Value of Your Notes” in the applicable pricing supplement, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and, if applicable, subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

You May Lose Your Entire Investment in the Notes

You can lose all or substantially all of your investment in the notes. The cash payment on your notes on the stated maturity date will be based on the performance of the applicable underlier or underliers.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

Your Notes May Pay a Coupon at a Low Rate or They May Pay No Coupon At All

The applicable pricing supplement will state whether your notes pay a coupon. Therefore, your notes may pay no coupon at all. If your notes do pay a coupon, they may do so at a rate that is below the prevailing market rate for our debt securities that are not linked to the performance of one or more indices or exchange-traded funds. Consequently, unless the amount payable on your notes on the stated maturity date substantially exceeds the amount you paid for your notes, the overall return you earn on your notes could be less than what you would have earned by investing in non-indexed debt securities that bear interest at prevailing market rates.

The Notes Are Subject to the Credit Risk of GS Finance Corp., as Issuer, and the Credit Risk of The Goldman Sachs Group, Inc., as Guarantor

Although the return on the notes will be based on the performance of one or more underliers the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of Notes We May Offer — How the Notes Rank Against Other Debt” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” in the accompanying prospectus.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

The following factors, among others, many of which are beyond our control, may influence the market value of your notes:

•	the volatility — i.e., the frequency and magnitude of changes — of the values of the underlier or underliers;
•	whether your notes are linked to a single underlier, a basket of underliers or the lesser performing of two or more underliers;
•	the level of the underlier or underliers to which your notes are linked;
•	the dividend rates of the underlier stocks;
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economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlier stocks, and which may affect the closing level of the underlier or underliers;

•	interest rates and yield rates in the market;
•	the time remaining until your notes mature; and
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our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the applicable underlier or underliers based on their historical performance.

If the Value of an Underlier Changes, the Market Value of Your Notes May Not Change in the Same Manner

Your notes may trade quite differently from the performance of the applicable underlier or underliers. Changes in the values of the underlier or underliers may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “ — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

The Return on Your Notes Will Not Reflect Any Dividends Paid on Any Underlier, or Any Underlier Stock, as Applicable

If the underlier is an index, the level of which the underlier sponsor calculates by reference to the prices of its underlier stocks without taking account of the value of dividends paid on those underlier stocks, the return on your notes will not reflect the return you would realize if you actually owned the underlier stocks and received the dividends paid on those underlier stocks. In addition, if the underlier is an exchange-traded fund, the return on your notes will not reflect the return you would realize if you actually owned the exchange-traded fund and received the distributions paid on the shares of such exchange-traded fund. You will not receive any dividends that may be paid on any of the underlier stocks by the underlier stock issuers or, in case of an underlier that is an exchange-traded fund, on the shares of such exchange-traded fund. See “—You Have No Shareholder Rights or Rights to Receive Any Shares of an Underlier or Any Underlier Stock, as Applicable” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of an Underlier or Any Underlier Stock, as Applicable

Investing in your notes will not make you a holder of any shares of an underlier or the underlier stocks, as applicable. Neither you nor any other holder or owner of your notes will have any rights with respect to the underlier or the underlier stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlier or the underlier stocks or any other rights of a holder of any shares of an underlier or the underlier stocks, as applicable. Your notes will be paid in cash, and you will have no right to receive delivery of any shares of the underlier or the underlier stocks, as applicable.

Past Performance is No Guide to Future Performance

The actual performance of the underlier or underliers over the life of the notes, as well as the amount payable on your notes, may bear little relation to the historical closing levels of the underlier or underliers set forth in the applicable pricing supplement or to the hypothetical return examples set forth in the applicable product supplement, if any, and the applicable pricing supplement. We cannot predict the future performance of the underlier or underliers.

Your Notes May Not Have an Active Trading Market

Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high.  As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

The Calculation Agent Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Notes, When Your Notes Mature and the Amount, If Any, Payable on Your Notes

As of the date of this general terms supplement no. 2,012, GS&Co. is serving as the calculation agent for the notes. As calculation agent for your notes, GS&Co. will make all determinations with respect to the notes as specified in the applicable pricing supplement or the applicable product supplement, if any, including whether a market disruption event has occurred and in some cases the levels of the underlier or underliers. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of an underlier. The exercise of this discretion by GS&Co. could adversely affect the value of your notes and may present GS&Co. with a conflict of interest. We may change the calculation agent at any time without notice, and GS&Co. may resign as calculation agent at any time upon 60 days’ written notice to GS Finance Corp.

The Policies of an Underlier Sponsor, if Applicable, and Changes that Affect an Underlier to Which Your Notes are Linked, or the Constituent Indices or Underlier Stocks Comprising Such Underlier, Could Affect the Amount Payable on Your Notes and Their Market Value

The policies of the applicable underlier sponsor concerning the calculation of the level of an underlier to which your notes are linked, additions, deletions or substitutions of the constituent indices, if applicable, and/or the underlier stocks comprising such underlier, and the manner in which changes affecting the underlier stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the underlier level, could affect the level of the applicable underlier and, therefore, the amount payable on your notes and the market value of your notes. The amount payable on your notes and their market value could also be affected if the applicable underlier sponsor changes these policies, for example, by changing the manner in which it calculates the underlier level or, in the case of an index, the method by which it constructs the underlier, or if any underlier sponsor discontinues or suspends calculation or publication of the underlier level, in which case it may become difficult to determine the market value of your notes. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the underlier level — and thus the amount payable on your notes — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining an underlier level on any trading day and the amount payable on your notes more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier” below and in any applicable product supplement or the applicable pricing supplement.

The Calculation Agent Can Postpone the Determination Date, Averaging Date, Call Observation Date or Coupon Observation Date If a Market Disruption Event or Non-Trading Day Occurs or Is Continuing

Unless otherwise specified in the applicable pricing supplement, in the case of notes linked to a single underlier, if the calculation agent determines that, on the determination date or any averaging date, call observation date or coupon observation date, as applicable, a market disruption event has occurred or is continuing with respect to such underlier or that day is not a trading day, the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date, or the coupon observation date, as applicable, will be postponed as described under “Supplemental Terms of the Notes — Determination Date”, “Supplemental Terms of the Notes — Averaging Dates”, “Supplemental Terms of the Notes — Call Observation Dates” or “Supplemental Terms of the Notes — Coupon Observation Dates” below, as the case may be. If the determination date or any averaging date, call observation date or coupon observation date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing on such last possible day or such day is not a trading day, such date will nevertheless be the determination date, averaging date, call observation date or coupon observation date, as applicable.

Unless otherwise specified in the applicable pricing supplement, in the case of notes linked to a basket of underliers, if the calculation agent determines that, on the determination date or any averaging date, call observation date or coupon observation date, as applicable, a market disruption event has occurred or is continuing with respect to a basket underlier or that day is not a trading day with respect to a basket underlier, the determination date or any averaging date, call observation date or coupon observation date, as applicable, will be postponed as described under “Supplemental Terms of the Notes — Determination Date”, “Supplemental Terms of the Notes — Averaging Dates”, “Supplemental Terms of the Notes — Call Observation Dates” or “Supplemental Terms of the Notes — Coupon Observation Dates” below, as the case may be. If the determination date or any averaging date, call observation date or coupon observation date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing with respect to any basket underlier on such last possible day or such day is not a trading day with respect to such basket underlier, such date will nevertheless be the determination date or the applicable averaging date, call observation date or coupon observation date, as applicable.

Unless otherwise specified in the applicable pricing supplement, in the case of notes linked to the lesser performing of two or more underliers, if the calculation agent determines that, on the determination date or any averaging date, call observation date or coupon observation date, as applicable, a market disruption event has occurred or is continuing with respect to a potential lesser performing underlier or that day is not a trading day with respect to a potential lesser performing underlier, the determination date or any averaging date, call observation date or coupon observation date, as applicable, will be postponed as described under “Supplemental Terms of the Notes — Determination Date”, “Supplemental Terms of the Notes — Averaging Dates”, “Supplemental Terms of the Notes — Call Observation Dates” or “Supplemental Terms of the Notes — Coupon Observation Dates” below, as the case may be. If the determination date or any averaging date, call observation date or coupon observation date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing with respect to any potential lesser performing underlier on such last possible day or such day is not a trading day with respect to such potential lesser performing underlier, such date will nevertheless be the determination date or the applicable averaging date, call observation date or coupon observation date, as applicable.

As a result of any of the foregoing, the stated maturity date, call payment date or coupon payment date, as applicable, for your notes may also be postponed, as described under “Supplemental Terms of the Notes — Stated Maturity Date”, “Supplemental Terms of the Notes — Call Payment Dates”, or “Supplemental Terms of the Notes — Coupon Payments — Coupon Payment Dates” as applicable, below. In such a case, you may not receive the cash payment, if any, that we are obligated to deliver on the stated maturity date, call payment date or coupon payment date, as applicable, until several days after the originally scheduled stated maturity date, call payment date or coupon payment date, as applicable. Moreover, if the closing level (or adjusted closing level, if applicable) of an underlier is not available on the determination date or any averaging date, call observation date or coupon observation date, as applicable, because of a market disruption event, a non-trading day or for any other reason (except as described under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier” below), in certain circumstances the calculation agent will determine such underlier level based on its assessment, made in its sole discretion, of the levels of the applicable underlier as described under “Supplemental Terms of the Notes — Consequences of a Market Disruption Event or a Non-Trading Day” below.

Except to the Extent That We or Our Affiliates May Currently or in the Future Own Securities of, or Engage in Business With, the Applicable Underlier Sponsor or the Underlier Stock Issuers, There Is No Affiliation Between the Underlier Stock Issuers or Any Underlier Sponsor and Us

We or our affiliates may currently or from time to time in the future own securities of, or engage in business with, the applicable underlier sponsor or the underlier stock issuers. Unless otherwise disclosed in the applicable pricing supplement, we are not otherwise affiliated with the issuers of the underlier stocks or the underlier sponsors. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to any other underlier or underlier stock issuer. You, as an investor in your notes, should make your own investigation into the underliers and the underlier stock issuers. See “The Underliers” below for additional information about certain underliers to which your notes may be linked.

Neither the underlier sponsors nor the other underlier stock issuers are involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, neither the underlier sponsors nor the underlier stock issuers have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the market value of your notes.

Risks Related to Conflicts of Interest

Other Investors in the Notes May Not Have the Same Interests as You

Other investors in the notes are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders or in making requests or recommendations to Goldman Sachs as to the establishment of other transaction terms. The interests of other investors may, in some circumstances, be adverse to your interests. For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your notes, underlier or underliers or constituent indices or underlier stocks thereof or other similar securities, which may adversely impact the market for or value of your notes.

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes

As we describe under “Use of Proceeds” and “Hedging” below, Goldman Sachs has hedged or expects to hedge our obligations under the notes by purchasing futures and/or other instruments linked to the underlier or underliers or constituent indices or underlier stocks thereof, or, if applicable, the currencies in which underliers are denominated, as applicable. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlier or underliers, the constituent indices or underlier stocks thereof, as applicable, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes. Alternatively, Goldman Sachs may hedge all or part of our obligations under the notes with unaffiliated distributors of the notes which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other underlier-linked notes whose returns are linked to changes in the level of the underlier or underliers or the constituent indices or underlier stocks thereof, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the notes or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the notes; hedging the exposure of Goldman Sachs to the notes including any interest in the notes that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the notes.

Any of these hedging or other activities may adversely affect the levels of the underlier or underliers — directly or indirectly by affecting the price of the underlier stocks or the levels of the constituent indices, if applicable — and therefore the market value of your notes and the amount we will pay on your notes, if any. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes, and may receive substantial returns on hedging or other activities while the value of your notes declines. In addition, if the distributor from which you purchase notes is to conduct hedging activities in connection with the notes, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the notes to you in addition to the compensation they would receive for the sale of the notes. See the applicable pricing supplement and the applicable product supplement, if any, for a further discussion of transactions in which Goldman Sachs may engage.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients Could Negatively Impact Investors in the Notes

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your notes, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the notes.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your notes, or similar or linked to the underlier or underliers or constituent indices or underlier stocks thereof, as applicable. Investors in the notes should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the notes for liquidity, research coverage or otherwise.

Goldman Sachs’ Market-Making Activities Could Negatively Impact Investors in the Notes

Goldman Sachs actively makes markets in and trades financial instruments for its own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which Goldman Sachs takes positions, or expects to take positions, include securities and instruments of the underlier or underliers or constituent indices or underlier stocks thereof, as applicable, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated. Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the notes.

If Goldman Sachs becomes a holder of any securities of the underlier or underliers or constituent indices or underlier stocks thereof, as applicable, in its capacity as a market-maker or otherwise, any actions that it takes in its capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the notes.

You Should Expect That Goldman Sachs Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Notes

Goldman Sachs and its personnel, including its sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, issuers, securities and instruments. They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, issuers, securities and instruments. These strategies include, for example, buying or selling credit protection against a default or other event involving an issuer or financial instrument. Any of these recommendations and views may be negative with respect to the underlier or underliers or constituent indices or underlier stocks thereof, as applicable, or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets. In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs will have or develop independent views of the underlier or underliers or constituent indices or underlier stocks thereof, as applicable, the relevant industry or other market trends, which may not be aligned with the views and objectives of investors in the notes.

Goldman Sachs Regularly Provides Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Sponsors of the Underlier or Underliers or Constituent Indices, As Applicable, the Investment Advisors of the Underlier or Underliers, As Applicable, or the Issuers of the Underlier Stocks or Other Entities That Are Involved in the Transaction

Goldman Sachs regularly provides financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the sponsors of the underlier or underliers or constituent indices, as applicable, the investment advisors of the underlier or underliers, or the issuers of the underlier stocks, or transact in securities or instruments or with parties that are directly or indirectly related to the foregoing. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. You should expect that Goldman Sachs, in providing such services, engaging in such transactions, or acting for its own account, may take actions that have direct or indirect effects on the underlier or underliers or constituent indices or underlier stocks thereof, as applicable, and that such actions could be adverse to the interests of investors in the notes. In addition, in connection with these activities, certain Goldman Sachs personnel may have access to confidential material non-public information about these parties that would not be disclosed to Goldman Sachs employees that were not working on such transactions as Goldman Sachs has established internal information barriers that are designed to preserve the confidentiality of non-public information. Therefore, any such confidential material non-public information would not be shared with Goldman Sachs employees involved in structuring, selling or making markets in the notes or with investors in the notes.

In this offering, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the notes will be required or made; Goldman Sachs will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the notes will be reduced by reason of receipt by Goldman Sachs of any such other fees or other amounts.

The Offering of the Notes May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties

A completed offering may reduce Goldman Sachs’ existing exposure to the underlier or underliers or constituent indices or underlier stocks thereof, as applicable, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated, including exposure gained through hedging transactions in anticipation of this offering. An offering of notes will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the notes.

The terms of the offering (including the selection of the underlier or underliers, constituent indices, underlier stocks and currencies, as applicable, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another client or counterparty of Goldman Sachs. In such a case, Goldman Sachs would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions. The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the notes.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

Supplemental Terms of the Notes

The terms below are in addition to the general terms of the notes specified in the accompanying prospectus and the accompanying prospectus supplement. These supplemental terms address, among other things, adjustments made as a result of the occurrence of a market disruption event or non-trading day or the change or discontinuation of an underlier. Any term indicated below that may be specified in the applicable pricing supplement may alternatively, or in addition, be specified in the applicable product supplement, if any. If the term is specified in the applicable pricing supplement and the applicable product supplement, if any, the term specified in the applicable pricing supplement will control in the event of conflict.

Specified Currency

Unless otherwise specified in the applicable pricing supplement, all payments of principal and coupons or interest, if any, will be made in U.S. dollars (“$” or “USD”).

Form and Denomination

The notes will be issued only in global form through DTC. Unless otherwise specified in the applicable pricing supplement, the denomination of each note will be an amount equal to $1,000 or an integral multiple of $1,000 in excess thereof.

No Listing

Unless otherwise specified in the applicable pricing supplement, your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Stated Maturity Date

The stated maturity date for your notes will be the date specified in the applicable pricing supplement, unless that date is not a business day, in which case the stated maturity date will be postponed to the next following business day.

The stated maturity date will also be postponed if the originally scheduled stated maturity date for your notes as specified in the applicable pricing supplement is equal to or less than 5 scheduled business days following the originally scheduled determination date for your notes and the determination date is postponed as described under “— Determination Date” below. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date. If, however, the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the originally scheduled determination date for your notes, any postponement of the determination date will not postpone the stated maturity date.

Call Payment Dates

The call payment date or set of call payment dates for your notes will be the date or dates specified in the applicable pricing supplement, unless any such date is not a business day, in which case such call payment date will be postponed to the next following business day.

A call payment date will also be postponed if the applicable originally scheduled call payment date as specified in the applicable pricing supplement is equal to or less than 5 scheduled business days following the originally scheduled call observation date related to such call payment date and such call observation date is postponed as described under “— Call Observation Dates” below. In such a case, such call payment date will be postponed by the same number of business day(s) from but excluding the applicable originally scheduled call observation date to and including the actual call observation date. If, however, the applicable originally scheduled call payment date for your notes is greater than 5 scheduled business days following the applicable originally scheduled call observation date for your notes, any postponement of the call observation date will not postpone the applicable call payment date.

Determination Date

The following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a market disruption event or non-trading day, please see “— Consequences of a Market Disruption Event or a Non-Trading Day” in this general terms supplement no. 2,012.

Notes Linked to a Single Underlier. The determination date for your notes in this case will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or such day is not a trading day. In that event, the determination date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five scheduled trading days.

If a market disruption event occurs or is continuing on the day that is the last possible determination date or such last possible day is not a trading day, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date will occur on the last averaging date.

Notes Linked to a Basket of Underliers. The determination date for your notes in this case will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to a basket underlier occurs or is continuing on such day or such day is not a trading day with respect to a basket underlier. In that event, the determination date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled determination date, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each of the basket underliers will be determined on or prior to the postponed determination date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Basket of Underliers” below. (In such case, the determination date may differ from the dates on which the levels of one or more basket underliers are determined for the purpose of the calculations to be performed on the determination date.) If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five scheduled trading days.

On such last possible determination date, if a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date for your notes will occur on the last averaging date.

Notes Linked to the Lesser Performing of Two or More Underliers. The determination date for your notes in this case will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on such day or such day is not a trading day with respect to any potential lesser performing underlier. In the event the originally scheduled determination date is a non-trading day with respect to any potential lesser performing underlier, the determination date will be the first day thereafter that is a trading day for all potential lesser performing underliers (the “first qualified trading day”) provided that no market disruption event occurs or is continuing with respect to a potential lesser performing underlier on that day. If a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on the originally scheduled determination date or the first qualified trading day, the determination date will be the first following trading day on which the calculation agent determines that each potential lesser performing underlier has had at least one trading day (from and including the originally scheduled determination date or the first qualified trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each potential lesser performing underlier will be determined on or prior to the postponed determination date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to the Lesser Performing of Two or More Underliers” below. (In such case, the determination date may differ from the dates on which the levels of one or more potential lesser performing underliers are determined for the purpose of the calculations to be performed on the determination date.) If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five scheduled trading days, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events.

On such last possible determination date, if a market disruption event occurs or is continuing with respect to a potential lesser performing underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such potential lesser performing underlier, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date for your notes will occur on the last averaging date.

Averaging Dates

The applicable pricing supplement may specify that averaging dates will apply to your notes. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a market disruption event or non-trading day, please see “— Consequences of a Market Disruption Event or a Non-Trading Day” in this general terms supplement no. 2,012.

Notes Linked to a Single Underlier. If a market disruption event occurs or is continuing on any day that would otherwise be an averaging date or such day is not a trading day, such averaging date and each succeeding averaging date, if any, will be postponed to the next trading day(s) on which the calculation agent determines that no market disruption event occurs or is continuing. If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the originally scheduled last averaging date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date.

If a market disruption event occurs or is continuing on such last possible averaging date or such last possible day is not a trading day, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day.

Notes Linked to a Basket of Underliers. If a market disruption event occurs or is continuing with respect to a basket underlier on any day that would otherwise be an averaging date or such day is not a trading day with respect to a basket underlier, such averaging date will be postponed to the next trading day on which the calculation agent determines that, on or subsequent to such originally scheduled averaging date, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each of the basket underliers for that averaging date will be determined on or prior to the postponed averaging date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Basket of Underliers” below. (In such case, the averaging date may differ from the dates on which the levels of one or more basket underliers are determined for the purpose of the calculations to be performed on the averaging date.) If an averaging date is postponed, each subsequent averaging date will be postponed by the same number of scheduled trading days, subject to the limitation described below. If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the originally scheduled last averaging date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date.

On such last possible averaging date, if a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day.

Notes Linked to the Lesser Performing of Two or More Underliers. If a market disruption event occurs or is continuing with respect to a potential lesser performing underlier on any day that would otherwise be an averaging date or such day is not a trading day with respect to any potential lesser performing underlier, such averaging date will be postponed as follows. In the event the originally scheduled averaging date is a non-trading day with respect to any potential lesser performing underlier, such averaging date will be the first day thereafter that is a trading day for all underliers (the “first qualified averaging trading day”) provided that no market disruption event occurs or is continuing with respect to a potential lesser performing underlier on that day. If a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on the originally scheduled averaging date or the first qualified averaging trading day, such averaging date will be the first following trading day on which the calculation agent determines that each potential lesser performing underlier has had at least one trading day (from and including the originally scheduled averaging date or the first qualified averaging trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each potential lesser performing underlier will be determined on or prior to the postponed averaging date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to the Lesser Performing of Two or More Underliers” below. (In such case, the applicable averaging date may differ from the dates on which the levels of one or more potential lesser performing underliers are determined for the purpose of the calculations to be performed on such averaging date.) If an averaging date is postponed, each subsequent averaging date will be postponed by the same number of scheduled trading days, subject to the limitation described below. If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the originally scheduled last averaging date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events.

On such last possible averaging date, if a market disruption event occurs or is continuing with respect to a potential lesser performing underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such potential lesser performing underlier, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day.

Call Observation Dates

The applicable pricing supplement may specify that call observation dates will apply to your notes. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a market disruption event or non-trading day, please see “— Consequences of a Market Disruption Event or a Non-Trading Day” in this general terms supplement no. 2,012.

Notes Linked to a Single Underlier. The call observation date or dates for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or dates or such day or dates are not trading days. In that event, such call observation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If an originally scheduled call payment date for your notes is equal to or less than 5 scheduled business days following the applicable originally scheduled call observation date for your notes, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date. However, if an originally scheduled call payment date for your notes is greater than 5 scheduled business days following the applicable originally scheduled call observation date for your notes, such call observation date will not be postponed by more than five scheduled trading days.

If a market disruption event occurs or is continuing on the day that is the last possible call observation date applicable to the relevant call payment date or such last possible day is not a trading day, that day will nevertheless be the call observation date.

Notes Linked to a Basket of Underliers. The call observation date or dates for your notes will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to a basket underlier occurs or is continuing on such day or such day is not a trading day with respect to a basket underlier. In that event, the call observation date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled call observation date, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each of the basket underliers for that call observation date will be determined on or prior to the postponed call observation date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Basket of Underliers” below. (In such case, the call observation date may differ from the dates on which the levels of one or more basket underliers are determined for the purpose of the calculations to be performed on the call observation date.) If an originally scheduled call payment date for your notes is equal to or less than 5 scheduled business days following the applicable originally scheduled call observation date for your notes, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date. However, if an originally scheduled call payment date for your notes is greater than 5 scheduled business days following the applicable originally scheduled call observation date for your notes, such call observation date will not be postponed by more than five scheduled trading days.

On such last possible call observation date applicable to the relevant call payment date, if a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be a call observation date.

Notes Linked to the Lesser Performing of Two or More Underliers. The call observation date or dates for your notes will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on such day or such day is not a trading day with respect to any potential lesser performing underlier. In the event the originally scheduled call observation date is a non-trading day with respect to any potential lesser performing underlier, the call observation date will be the first day thereafter that is a trading day for all potential lesser performing underliers (the “first qualified call trading day”) provided that no market disruption event occurs or is continuing with respect to a potential lesser performing underlier on that day. If a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on the originally scheduled call observation date or the first qualified call trading day, the call observation date will be the first following trading day on which the calculation agent determines that each potential lesser performing underlier has had at least one trading day (from and including the originally scheduled call observation date or the first qualified call trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each potential lesser performing underlier will be determined on or prior to the postponed call observation date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to the Lesser Performing of Two or More Underliers” below. (In such case, the call observation date may differ from the dates on which the levels of one or more potential lesser performing underliers are determined for the purpose of the calculations to be performed on the call observation date.) If an originally scheduled call payment date for your notes is equal to or less than 5 scheduled business days following the applicable originally scheduled call observation date for your notes, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events. However, if an originally scheduled call payment date for your notes is greater than 5 scheduled business days following the applicable originally scheduled call observation date for your notes, such call observation date will not be postponed by more than five scheduled trading days, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events.

On such last possible call observation date applicable to the relevant call payment date, if a market disruption event occurs or is continuing with respect to a potential lesser performing underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such potential lesser performing underlier, that day will nevertheless be a call observation date.

Measurement Periods

The applicable pricing supplement may specify a measurement period. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a market disruption event or non-trading day, please see “— Consequences of a Market Disruption Event or a Non-Trading Day” in this general terms supplement no. 2,012.

Notes Linked to a Single Underlier. If the applicable pricing supplement specifies a measurement period, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, excluding any date or dates on which the calculation agent determines that a market disruption event occurs or is continuing or that the calculation agent determines is not a trading day with respect to the underlier, unless, with respect to the measurement period, if any, for which the last day of such measurement period is the determination date, the calculation agent determines that a market disruption event occurs or is continuing on the determination date or the determination date is not a trading day. In that event, the last day of such measurement period will be postponed as described under “— Determination Date — Notes Linked to a Single Underlier” above. If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, however, the last day of such measurement period will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, the last day of such measurement period will not be postponed by more than five scheduled trading days.

If a market disruption event occurs or is continuing on the day that is the last possible day of such measurement period or such last possible day is not a trading day, that day will nevertheless be the last day of such measurement period.

Notes Linked to a Basket of Underliers. If the applicable pricing supplement specifies a measurement period, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, excluding any date or dates on which the calculation agent determines that a market disruption event with respect to any basket underlier occurs or is continuing or that the calculation agent determines is not a trading day with respect to any basket underlier unless, with respect to the measurement period, if any, for which the last day of such measurement period is the determination date, the calculation agent determines that a market disruption event with respect to a basket underlier occurs or is continuing on the determination date or the determination date is not a trading day with respect to a basket underlier. In that event, the last day of such measurement period will be postponed as described under “— Determination Date — Notes Linked to a Basket of Underliers” above. If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, however, the last day of such measurement period with respect to any basket underlier will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, the last day of such measurement period with respect to any basket underlier will not be postponed by more than five scheduled trading days.

If a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing on the day that is the last possible day of such measurement period applicable to such basket underlier or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the last day of such measurement period with respect to such basket underlier.

Notes Linked to the Lesser Performing of Two or More Underliers. If the applicable pricing supplement specifies a measurement period, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, excluding any date or dates on which the calculation agent determines that a market disruption event with respect to any potential lesser performing underlier occurs or is continuing or that the calculation agent determines is not a trading day with respect to any potential lesser performing underlier unless, with respect to the measurement period, if any, for which the last day of such measurement period is the determination date, the calculation agent determines that a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on the determination date or the determination date is not a trading day with respect to any potential lesser performing underlier. In that event, the last day of such measurement period will be postponed as described under “— Determination Date — Notes Linked to the Lesser Performing of Two or More Underliers” above. If the originally scheduled stated maturity date for your notes is equal to or less than 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, however, the last day of such measurement period with respect to any potential lesser performing underlier will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is greater than 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, the last day of such measurement period with respect to any potential lesser performing underlier will not be postponed by more than five scheduled trading days.

If a market disruption event occurs or is continuing with respect to a potential lesser performing underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing on the day that is the last possible day of such measurement period applicable to such potential lesser performing underlier or if such last possible day is not a trading day with respect to such potential lesser performing underlier, that day will nevertheless be the last day of such measurement period with respect to such potential lesser performing underlier.

Consequences of a Market Disruption Event or a Non-Trading Day

Notes Linked to a Single Underlier. If a market disruption event occurs or is continuing on a day that would otherwise be the determination date or any averaging date, call observation date or coupon observation date, if any, or such day is not a trading day, then the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date or the coupon observation date, if any, as applicable, will be postponed, as described under “— Determination Date — Notes Linked to a Single Underlier”, “— Averaging Dates — Notes Linked to a Single Underlier” and “— Call Observation Dates — Notes Linked to a Single Underlier” above, and “— Coupon Observation Dates — Notes Linked to a Single Underlier” below. As a result of any of the foregoing, the stated maturity date, call payment date or coupon payment date, as applicable, for your notes may also be postponed, as described under “ — Stated Maturity Date” or — Call Payment Dates” above or “— Coupon Payment Dates” below, as applicable. If the closing level (or adjusted closing level, if applicable) of the underlier that must be used to determine the cash settlement amount or the coupon is not available on the last possible determination date or any last possible averaging date, call observation date or coupon observation date, as applicable, because of a market disruption event, or, in the case of a non-U.S. dollar denominated underlier that the calculation agent adjusts to its U.S. dollar equivalent, the exchange rate that must be used to determine the cash settlement amount is not available, or the occurrence of a non-trading day or for any other reason (other than as described under “— Discontinuance or Modification of an Underlier” below), then the calculation agent will nevertheless determine the closing level (or adjusted closing level, if applicable) of the underlier, based on its assessment, made in its sole discretion, of the level of the underlier on that day; provided that, in the case of a non-U.S. dollar denominated underlier that the calculation agent adjusts to its U.S. dollar equivalent, the calculation agent will determine the adjusted closing level of the underlier based on (i) the closing level of the underlier or the exchange rate that is not affected by the market disruption event or non-trading day, if any, on the originally scheduled determination date, averaging date, call observation date or coupon observation date, if the closing level or the exchange rate was available on such date, (ii) the closing level of the underlier or the exchange rate, as applicable, that is affected by the market disruption event or non-trading day on the first trading day following the originally scheduled determination date, averaging date, call observation date, or coupon observation date, as applicable, on which no market disruption event exists; and (iii) the calculation agent’s assessment, made in its sole discretion, of the level of the underlier or the exchange rate if a market disruption event or non-trading day continues through the last possible day.

Notes Linked to a Basket of Underliers. If a market disruption event with respect to any basket underlier occurs or is continuing on a day that would otherwise be the determination date or any averaging date, call observation date or coupon observation date, if any, or such day is not a trading day, then the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date or the coupon observation date, if any, as applicable, will be postponed as described under “— Determination Date — Notes Linked to a Basket of Underliers”, “— Averaging Dates — Notes Linked to a Basket of Underliers” and “— Call Observation Dates — Notes Linked to a Basket of Underliers” above and “— Coupon Observation Dates — Notes Linked to a Basket of Underliers” below. As a result of any of the foregoing, the stated maturity date, call payment date or coupon payment date, as applicable, for your notes may also be postponed, as described under “ — Stated Maturity Date” or “— Call Payment Dates” above or “Coupon Payments — Coupon Payment Dates” below. If the determination date or any averaging date, call observation date or coupon observation date is postponed due to a market disruption event or non-trading day with respect to one or more of the basket underliers, the basket closing level for the postponed determination date or any postponed averaging date, call observation date or coupon observation date, as applicable, will be calculated based on (i) the closing level (or adjusted closing level, if applicable) and the applicable exchange rate, if any, of each of the basket underliers that is not affected by the market disruption event or non-trading day, if any, on the originally scheduled determination date or the applicable originally scheduled averaging date, call observation date or coupon observation date, as applicable, (ii) the closing level and the exchange rate, if applicable, of each of the basket underliers that is affected by the market disruption event or non-trading day on the first trading day following the originally scheduled determination date or the applicable originally scheduled averaging date, call observation date or coupon observation date, as applicable, on which no market disruption event exists for that basket underlier (provided that, in the case of a basket underlier for which an adjusted closing level is applicable, if the unadjusted closing level or the applicable exchange rate was available on the originally scheduled determination date, averaging date, call observation date or coupon observation date, the closing level or exchange rate that was so available shall be used for purposes of calculating the adjusted closing level), and (iii) the calculation agent’s assessment, in its sole discretion, of the closing level of each basket underlier (and the exchange rate, if applicable) on the last possible postponed determination date, averaging date, call observation date or coupon observation date, as the case may be, with respect to each basket underlier as to which a market disruption event or non-trading day continues through the last possible postponed determination date, averaging date, call observation date or coupon observation date. As a result, this could result in the closing level and the applicable exchange rate, if any, of differing basket underliers being determined on different calendar dates. For the avoidance of doubt, once the closing level (or adjusted closing level, if applicable) and the applicable exchange rate, if any, for one or more basket underliers is determined for a determination date, averaging date, call observation date or coupon observation date, the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Notes Linked to the Lesser Performing of Two or More Underliers. If a market disruption event with respect to any potential lesser performing underlier occurs or is continuing on a day that would otherwise be the determination date or any averaging date, call observation date or coupon observation date, if any, or such day is not a trading day, then the determination date, the applicable averaging date, the call observation date or the coupon observation date, if any, as applicable, will be postponed as described under “— Determination Date — Notes Linked to the Lesser Performing of Two or More Underliers”, “— Averaging Dates — Notes Linked to the Lesser Performing of Two or More Underliers” and “— Call Observation Dates — Notes Linked to the Lesser Performing of Two or More Underliers” above and “— Coupon Observation Dates — Notes Linked to the Lesser Performing of Two or More Underliers” below. As a result of any of the foregoing, the stated maturity date, call payment date or coupon payment date, as applicable, for your notes may also be postponed, as described under “ — Stated Maturity Date” or “— Call Payment Dates” above or “Coupon Payments — Coupon Payment Dates” below. If the determination date or any averaging date, call observation date or coupon observation date is postponed to the last possible date due to the occurrence of serial non-trading days, the level of each potential lesser performing underlier will be the calculation agent’s assessment of such level, in its sole discretion, on such last possible determination date, averaging date, call observation date or coupon observation date, as applicable.

If the determination date or any averaging date, call observation date or coupon observation date is postponed due to a market disruption event with respect to any potential lesser performing underlier, the closing level of each potential lesser performing underlier with respect to such averaging date, call observation date or coupon observation date or the final underlier level with respect to the determination date, as applicable, will be calculated based on (i) for any potential lesser performing underlier that is not affected by a market disruption event on (A) the applicable originally scheduled averaging date, call observation date or coupon observation date or the first qualified averaging trading day, first qualified call trading day or first qualified coupon trading day, as applicable, thereafter (if applicable) or (B) the originally scheduled determination date or the first qualified trading day thereafter (if applicable), the closing level (or adjusted closing level, if applicable) and the applicable exchange rate, if any, of the potential lesser performing underlier on that date, (ii) for any potential lesser performing underlier that is affected by a market disruption event on (A) the applicable originally scheduled averaging date, call observation date or coupon observation date or the first qualified averaging trading day, first qualified call trading day or first qualified coupon trading day, as applicable, thereafter (if applicable) or (B) the originally scheduled determination date or the first qualified trading day thereafter (if applicable), the closing level of the potential lesser performing underlier on the first following trading day on which no market disruption event exists for such potential lesser performing underlier (provided that, in the case of a potential lesser performing underlier for which an adjusted closing level is applicable, if the unadjusted closing level or the applicable exchange rate was available on the originally scheduled determination date, averaging date, call observation date or coupon observation date, the closing level or exchange rate that was so available shall be used for purposes of calculating the adjusted closing level), and (iii) the calculation agent’s assessment, in its sole discretion, of the level of any potential lesser performing underlier (and the exchange rate, if applicable) on the last possible postponed determination date, averaging date, call observation date or coupon observation date, as applicable, with respect to such potential lesser performing underlier as to which a market disruption event continues through the last possible postponed determination date, averaging date, call observation date or coupon observation date. As a result, this could result in the closing level and the applicable exchange rate, if any, of differing potential lesser performing underliers being determined on different calendar dates. For the avoidance of doubt, once the closing level (or adjusted closing level, if applicable) and the applicable exchange rate, if any, for one or more potential lesser performing underliers is determined for a determination date, averaging date, call observation date or coupon observation date, the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Coupon Payments

If so specified in the applicable pricing supplement, the notes will or may pay a coupon.

Coupon Payment Dates

The coupon payment date or set of coupon payment dates for your notes will be the date or dates specified in the applicable pricing supplement, unless for any such coupon payment date that date is not a business day, in which case such coupon payment date will be postponed to the next following business day.

A coupon payment date will also be postponed if the applicable originally scheduled coupon payment date for your notes, as specified in the applicable pricing supplement, is equal to or less than 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes and such coupon observation date is postponed as described under “— Coupon Observation Dates” below. In such a case, such coupon payment date will be postponed by the same number of business day(s) from but excluding the applicable originally scheduled coupon observation date to and including the actual coupon observation date. If, however, the applicable originally scheduled coupon payment date for your notes is greater than 5 scheduled business days following the applicable originally scheduled coupon observation date for your notes, any postponement of the coupon observation date will not postpone the applicable coupon payment date.

Coupon Observation Dates

The applicable pricing supplement may specify that coupon observation dates will apply to your notes. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a market disruption event or non-trading day, please see “— Consequences of a Market Disruption Event or a Non-Trading Day” in this general terms supplement no. 2,012.

Notes Linked to a Single Underlier. If the applicable pricing supplement specifies that a coupon or coupons may be paid for your notes, the applicable coupon observation date or dates for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or such day is not a trading day. In that event, such coupon observation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing and the closing level (or adjusted closing level, if applicable) will be determined as provided under “—

Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Single Underlier” above. If an originally scheduled coupon payment date for your notes is equal to or less than 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, however, a coupon observation date will not be postponed to a date later than the corresponding originally scheduled coupon payment date or, if the corresponding originally scheduled stated coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date. However, if an originally scheduled coupon payment date for your notes is greater than 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, such coupon observation date will not be postponed by more than five scheduled trading days.

If a market disruption event occurs or is continuing on the day that is the last possible coupon observation date applicable to the relevant call payment date or such last possible day is not a trading day, that day will nevertheless be the coupon observation date applicable to the relevant coupon payment date. If a coupon observation date does not occur on the applicable originally scheduled coupon observation date, such coupon observation date will occur on the latest of the coupon observation dates applicable to the relevant coupon date.

Notes Linked to a Basket of Underliers. If the applicable pricing supplement specifies that a coupon or coupons may be paid for your notes, the applicable coupon observation date or dates for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to a basket underlier occurs or is continuing on such day or such day is not a trading day with respect to a basket underlier. In that event, such coupon observation date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled coupon observation date, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each of the basket underliers for that coupon observation date will be determined on or prior to the postponed coupon observation date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Basket of Underliers” above. (In such case, the coupon observation date may differ from the dates on which the levels of one or more basket underliers are determined for the purpose of the calculations to be performed on the coupon observation date.) If an originally scheduled coupon payment date for your notes is equal to or less than 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, however, the coupon observation date will not be postponed to a date later than the originally scheduled coupon payment date or, if the originally scheduled stated coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date. However, if an originally scheduled coupon payment date for your notes is greater than 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, such coupon observation date will not be postponed by more than five scheduled trading days.

On such last possible coupon observation date applicable to the relevant coupon payment date, if a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the coupon observation date applicable to the relevant coupon payment date.

Notes Linked to the Lesser Performing of Two or More Underliers. If the applicable pricing supplement specifies that a coupon or coupons may be paid for your notes, the applicable coupon observation date or dates for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on such day or such day is not a trading day with respect to a potential lesser performing underlier. In the event the originally scheduled coupon observation date is a non-trading day with respect to any potential lesser performing underlier, the coupon observation date will be the first day thereafter that is a trading day for all potential lesser performing underliers (the “first qualified coupon trading day”) provided that no market disruption event occurs or is continuing with respect to a potential lesser performing underlier on that day. If a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on the originally scheduled coupon observation date or the first qualified coupon trading day, the coupon observation date will be the first following trading day on which the calculation agent determines that each potential lesser performing underlier has had at least one trading day (from and including the originally scheduled coupon observation date or the first qualified coupon trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each potential lesser performing underlier will be determined on or prior to the postponed coupon observation date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to the Lesser Performing of Two or More Underliers” above. (In such case, the coupon observation date may differ from the dates on which the levels of one or more lesser performing underliers are determined for the purpose of the calculations to be performed on the coupon observation date.) If an originally scheduled coupon payment date for your notes is equal to or less than 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, however, the coupon observation date will not be postponed to a date later than the originally scheduled coupon payment date or, if the originally scheduled stated coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events. However, if an originally scheduled coupon payment date for your notes is greater than 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, such coupon observation date will not be postponed by more than five scheduled trading days, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events.

On such last possible coupon observation date applicable to the relevant coupon payment date, if a market disruption event occurs or is continuing with respect to a potential lesser performing underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such potential lesser performing underlier, that day will nevertheless be the coupon observation date applicable to the relevant coupon payment date.

Discontinuance or Modification of an Underlier

Unless otherwise specified in the applicable pricing supplement, with respect to an underlier that is an index:

If an underlier sponsor discontinues publication of the applicable underlier and such underlier sponsor or anyone else publishes a substitute underlier that the calculation agent determines is comparable to the applicable underlier, or if the calculation agent designates a substitute underlier, then the calculation agent will determine the amount payable on a coupon payment date, interest payment date, call payment date or the stated maturity date by reference to the substitute underlier. We refer to any substitute underlier approved by the calculation agent as a successor underlier.

If the calculation agent determines that the publication of an underlier is discontinued and there is no successor underlier, the calculation agent will determine the amount payable on a coupon payment date, interest payment date, call payment date or the stated maturity date, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the applicable underlier.

If the calculation agent determines that (i) an underlier, the underlier stocks comprising that underlier or any constituent index of that underlier or the method of calculating that underlier is changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of the underlier, the constituent indices, if applicable, or the applicable underlier stocks, and whether the change is made by the applicable underlier sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier, is due to events affecting one or more of the applicable underlier stocks or their issuers, or is due to any other reason — and is not otherwise reflected in the level of the applicable underlier by the applicable underlier sponsor pursuant to the applicable then-current underlier methodology of the underlier or (ii) there has been a split or reverse split of the underlier, then the calculation agent will be permitted (but not required) to make such adjustments in the applicable underlier or the method of its calculation and, in the case of notes linked to a basket of underliers, the applicable weighting multiplier or underlier weightings, as it believes are appropriate to ensure that the underlier, basket or potential lesser performing underlier level used to determine the amount payable on a coupon payment date, interest payment date, call payment date or the stated maturity date is equitable.

As is the case throughout this general terms supplement no. 2,012, references to an underlier includes the applicable underlier, basket underliers or potential lesser performing underliers and any successor underlier as it may be modified, replaced or adjusted from time to time.

All determinations and adjustments to be made by the calculation agent with respect to an underlier may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Unless otherwise specified in the applicable pricing supplement, with respect to an underlier that is an exchange-traded fund:

If the underlier is delisted from the exchange on which the underlier has its primary listing and the investment advisor or anyone else publishes a substitute underlier that the calculation agent determines is comparable to the applicable underlier, or if the calculation agent designates a substitute underlier, then the calculation agent will determine the amount payable on a coupon payment date, interest payment date, call payment date or the stated maturity date by reference to the substitute underlier. We refer to any substitute underlier approved by the calculation agent as a successor underlier.

If the calculation agent determines that the underlier is delisted or withdrawn from the exchange on which the underlier has its primary listing, and there is no successor underlier, the calculation agent will determine the amount payable on a coupon payment date, interest payment date, call payment date or the stated maturity date, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the applicable underlier or, if the underlier is considered to be actively managed, reflect the investment objective of the applicable underlier.

If the calculation agent determines that an underlier, the underlier stocks comprising that underlier or the method of calculating that underlier is changed at any time in any respect — including any split or reverse split of the underlier, a material change in the investment objective of the underlier, any addition, deletion or substitution and any reweighting or rebalancing of the applicable underlier stocks, and whether the change is made by the applicable investment advisor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier, is due to events affecting one or more of the applicable underlier stocks or their issuers, or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in the applicable underlier or the method of its calculation and, in the case of notes linked to a basket of underliers, the applicable weighting multiplier or underlier weightings, as it believes are appropriate to ensure that the underlier, basket or potential lesser performing underlier level used to determine the amount payable on a coupon payment date, interest payment date, call payment date or the stated maturity date is equitable.

As is the case throughout this general terms supplement no. 2,012, references to an underlier includes the applicable underlier, basket underliers or potential lesser performing underliers and any successor underlier as it may be modified, replaced or adjusted from time to time.

All determinations and adjustments to be made by the calculation agent with respect to an underlier may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Role of Calculation Agent

As of the date of this general terms supplement no. 2,012, GS&Co. is serving as the calculation agent for the notes. The calculation agent, in its sole discretion, will make all determinations regarding the amount payable on your notes and any other determination as applicable or as specified in the applicable product supplement, if any, and applicable pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We may change the calculation agent after the issue date without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to us.

Anti-dilution Adjustments for Exchange-Traded Funds

Unless otherwise specified in the appliable pricing supplement, for notes linked to exchange-traded funds, the calculation agent will have discretion to adjust the closing level of the underlier, any basket underlier or any potential lesser performing underlier, as applicable, if certain events occur (including those described above under “— Discontinuance or Modification of an Underlier”). Exchange-traded funds are registered investment companies that are eligible for trading on the exchanges on which they are listed. Generally, exchange-traded funds (other than commodities based exchange-traded funds) are subject to regulation under the Investment Company Act of 1940 and are restricted in their activities and have dividend requirements. In the event that any event other than a delisting or withdrawal from the relevant exchange occurs with respect to an exchange-traded fund that is an underlier, the calculation agent shall determine whether and to what extent an adjustment should be made to the level of the underlier or any other term. The calculation agent shall have no obligation to make an adjustment for any such event.

Interest Payments

Your notes may bear interest if so specified in the applicable pricing supplement. Interest will accrue on the face amount of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes or floating rate notes, except that the interest rate and the interest payment dates will be those specified in the applicable pricing supplement.  If the stated maturity date does not occur on the date specified in the applicable pricing supplement, however, the interest payment date scheduled for that date will instead occur on the postponed stated maturity date.  No interest will accrue from and including the originally scheduled stated maturity date to and including the postponed stated maturity date, if the stated maturity date is so postponed.

Our Redemption Right

Redemption Right

If so specified in the applicable pricing supplement, we may, at our sole option, redeem your notes on or after the initial redemption date, in whole or in part, for mandatory exchange into cash at the redemption price specified in the applicable pricing supplement. If we elect to redeem your notes, we will pay you for each face amount of your notes to be redeemed an amount in cash equal to the redemption price on the redemption date in exchange for your notes to be redeemed, and no payment on your notes so redeemed will be made thereafter.

Redemption Date. If we elect to exercise our redemption right, we will specify the redemption date in the notice of redemption. We may specify (i) any scheduled trading day on or after the initial redemption date or (ii) the stated maturity date (whether or not it is a scheduled trading day) as the redemption date, unless otherwise specified in the applicable pricing supplement.

Redemption Price. If we elect to exercise our redemption right, we will specify (i) an amount in cash or (ii) a formula by which an amount in cash may be determined as the redemption price in the notice of redemption. The redemption price will never be less than the face amount of your notes.

Notice of Redemption. If we elect to exercise our redemption right, we will deliver a notice of redemption at least 30 but not more than 60 calendar days prior to the redemption date, unless otherwise specified in the applicable pricing supplement.

Price Dependent Redemption Right

If so specified in the applicable pricing supplement, we may have the option to redeem the notes, in whole or in part, for mandatory exchange into cash during the price dependent redemption period (as defined below), which we can exercise at our sole discretion only if the closing level of an underlier or the basket closing level, as applicable, on the trading day immediately preceding the redemption notice date (as defined below) is greater, less than or equal to the upper or lower threshold level specified in such pricing supplement. If we elect to redeem your notes in such cases, your notes to be redeemed will be mandatorily exchanged for cash as described under the subsection entitled “— Redemption Right” above.

Price Dependent Redemption Period. If we elect to exercise our price dependent redemption right, the applicable pricing supplement will specify the period during which the mandatory exchange of your notes to be redeemed for cash may be effected.

Redemption Notice Date. The redemption notice date is the date the notice of redemption is delivered to the holder of your notes and the trustee. If we elect to exercise our price dependent redemption right, the redemption notice date must fall within the price dependent redemption period, unless otherwise specified in the applicable pricing supplement.

Defeasance, Default Amount, Other Terms

Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

•	the default amount will be payable on any acceleration of the maturity of your notes as described under “— Special Calculation Provisions” below;
•

if your notes are linked to an underlier that is an exchange-traded fund, anti-dilution provisions will apply to your notes as described under “— Anti-dilution Adjustments for Exchange-Traded Funds” above;

•	a business day for your notes will have the meaning described under “— Special Calculation Provisions” below; and
•	a trading day for your notes will have the meaning described under “— Special Calculation Provisions” below.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to GS Finance Corp. in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Limited Events of Default

The only events of default for the notes are (i) payment defaults that continue for a 30 day-grace period and (ii) certain insolvency events. No other breach or default under our senior debt indenture or the notes will result in an event of default for the notes or permit the trustee or holders to accelerate the maturity of the notes - that is, they will not be entitled to declare the face or principal amount of any notes to be immediately due and payable. See “Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements” and “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default — Securities Issued Under the 2008 GSFC Indenture” in the accompanying prospectus for further details.

Default Amount on Acceleration

If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at the maturity. We describe the default amount under “— Special Calculation Provisions” below.

For the purpose of determining whether the holders of our Series F medium-term notes, which include the notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each note as the outstanding principal amount of that note. Although the terms of the notes differ from those of the other Series F medium-term notes, holders of specified percentages in principal amount of all Series F medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series F medium-term notes, including the notes offered hereby, except with respect to certain Series F medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series F medium-term notes or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.

Manner of Payment

Any payment on your notes at maturity or upon redemption will be made to an account designated by the holder of your notes and approved by us, or at the office of the trustee in New York City, but only when your notes are surrendered to the trustee at that office. If the applicable pricing supplement specifies that your notes bear interest, we may pay interest due on any interest payment date by check mailed to the person who is the holder on the regular record date. We also may make any payment in accordance with the applicable procedures of the depositary.

Modified Business Day

As described in the accompanying prospectus, any payment on your notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your notes, however, the term business day has a different meaning than it does for other Series F medium-term notes. We discuss this term under “— Special Calculation Provisions” below.

Special Calculation Provisions

Business Day

When we refer to a business day with respect to your notes, we mean a day that is a New York business day of the kind described in the accompanying prospectus, unless otherwise specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement or the context otherwise requires, when we refer to a scheduled business day, we mean a day that is scheduled to be such a day as of the trade date.

Trading Day

Unless otherwise specified in the applicable pricing supplement, when we refer to a trading day with respect to any underlier that is an index (other than the MSCI EAFE Index, MSCI Emerging Markets Index or the EURO STOXX 50® Index), we mean a day on which (i) the respective principal securities markets for all of the underlier stocks that comprise such underlier are open for trading, (ii) the underlier sponsor for such underlier is open for business and (iii) such underlier is calculated and published by the applicable underlier sponsor. Although an underlier sponsor may publish an underlier level with respect to the applicable underlier on a day when one or more of the principal securities markets for the underlier stocks for the applicable underlier are closed, that day would not be a trading day for purposes of the applicable underlier. Unless otherwise specified in the applicable pricing supplement or unless the context otherwise requires, when we refer to a scheduled trading day with respect to any underlier that is an index (other than the MSCI EAFE Index, MSCI Emerging Markets Index or the EURO STOXX 50® Index), we mean a day that is scheduled to be such a trading day as of the trade date.

Unless otherwise specified in the applicable pricing supplement, when we refer to a trading day with respect to the MSCI EAFE Index, MSCI Emerging Markets Index or the EURO STOXX 50® Index, we mean a day on which the MSCI EAFE Index, MSCI Emerging Markets Index or the EURO STOXX 50® Index, as the case may be, is calculated and published by the underlier sponsor. Therefore, in the case of any such underlier, a day would be a trading day regardless of whether one or more of the principal securities markets for the underlier stocks for that underlier are closed on that day, if the underlier sponsor publishes that index level on that day. Unless otherwise specified in the applicable pricing supplement or the context otherwise requires, when we refer to a scheduled trading day with respect to any such underlier, we mean a day that is scheduled to be such a trading day as of the trade date.

Unless otherwise specified in the applicable pricing supplement, when we refer to a trading day with respect to any underlier that is an exchange-traded fund, we mean a day on which (i) the exchange on which such underlier has its primary listing is open for trading and (ii) the price of one share of the underlier is quoted by the exchange on which such underlier has its primary listing. Unless otherwise specified in the applicable pricing supplement or the context otherwise requires, when we refer to a scheduled trading day with respect to any underlier that is an exchange-traded fund, we mean a day that is scheduled to be such a day as of the trade date.

Closing Level

Unless otherwise specified in the applicable pricing supplement, with respect to any underlier that is an index (other than the Russell 2000® Index or an MSCI index), the closing level on any trading day will be the official closing level of the underlier or any successor underlier published by the underlier sponsor on such trading day for such underlier.

Unless otherwise specified in the applicable pricing supplement, with respect to the Russell 2000® Index or any MSCI index, the closing level on any trading day will be the closing level of such index or any successor underlier reported by Bloomberg Financial Services, or any successor reporting service we may select, on such trading day for such index. Currently, whereas the applicable underlier sponsor publishes the official closing level of each such index to six decimal places, Bloomberg Financial Services reports the closing level to fewer decimal places. As a result, the closing level of each such index reported by Bloomberg Financial Services may be lower or higher than the official closing level published by the applicable underlier sponsor.

Unless otherwise specified in the applicable pricing supplement, with respect to any underlier that is an exchange-traded fund, the closing level on any trading day will equal the closing sale price or last reported sale price, regular way, for the underlier or any successor underlier, on a per-share or other unit basis:

•	on the principal national securities exchange on which that underlier is listed for trading on that day, or
•	if the underlier is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of that underlier.

If the underlier is not listed or traded as described above, then the closing price for that underlier on any day will be the average, as determined by the calculation agent, of the bid prices for the underlier obtained from as many dealers in that underlier selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Level of the Underlier

With respect to an underlier that is an index, the level of the underlier at any time on any trading day will be official level of the underlier published by the underlier sponsor at any time on any trading day.

With respect to an underlier that is an exchange-traded fund, the level of the underlier at any time on any trading day will be the sale price, regular way, for the underlier, on a per-share or other unit basis:

•	on the principal national securities exchange on which that underlier is listed for trading on that day, or
•	if the underlier is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of that underlier.

If the underlier is not listed or traded as described above, then the sale price for that underlier at any time on any day will be the average, as determined by the calculation agent, of the bid prices for the underlier obtained from as many dealers in that underlier selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Market Disruption Event

With respect to any given trading day, any of the following will be a market disruption event with respect to an underlier that is an index:

•

a suspension, absence or material limitation of trading in underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier on their respective primary markets, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•

a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to (i) the applicable underlier or any constituent index of such underlier or (ii) underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier, in the respective primary markets for those contracts, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•

(i) underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier, or (ii) option or futures contracts, if available, relating to the applicable underlier or any constituent index of such underlier, or to underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier, do not trade on what were the respective primary markets for those underlier stocks or contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of GS Finance Corp. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by GS Finance Corp. and/or any of its affiliates, see “Use of Proceeds” and “Hedging” below, in the applicable product supplement, if any, and/or the applicable pricing supplement.

The following events will not be market disruption events with respect to an underlier that is an index:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
•	a decision to permanently discontinue trading in the option or futures contracts relating to the applicable underlier or any constituent index of such underlier or to any underlier stock.

For this purpose, an “absence of trading” in the primary securities market on which an underlier stock is traded, or on which option or futures contracts, if available, relating to any underlier or any constituent index of such underlier or to any underlier stock are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an underlier stock or in option or futures contracts, if available, relating to any underlier or any constituent index of such underlier or to any underlier stock in the primary market for that stock or those contracts, by reason of:

•	a price change exceeding limits set by that market, or
•	an imbalance of orders relating to that underlier stock or those contracts, or
•	a disparity in bid and ask quotes relating to that underlier stock or those contracts,

will constitute a suspension or material limitation of trading in that underlier or those contracts in that market.

For purposes of this subsection entitled “— Market Disruption Event”, a “constituent index of an underlier” with respect to the MSCI EAFE Index or MSCI Emerging Markets Index refers to the component country indices that comprise the MSCI EAFE Index or MSCI Emerging Markets Index, as applicable. For any other underlier, the applicable pricing supplement will specify the constituent indices of the underlier, if any, that comprise or underlie the underlier or underliers to which your notes may be linked.

The following events will be market disruption events with respect to an underlier that is an exchange-traded fund:

•

a suspension, absence or material limitation of trading in the underlier on its primary market for more than two consecutive hours of trading or during the one half-hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,

•

a suspension, absence or material limitation of trading in option or futures contracts relating to the underlier in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•	the underlier does not trade on what was the primary market for the underlier, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of GS Finance Corp. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by GS Finance Corp. and/or any of its affiliates, see “Use of Proceeds” and “Hedging” below, in the applicable product supplement, if any, and/or the applicable pricing supplement.

The following events will not be market disruption events with respect to an underlier that is an exchange-traded fund:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
•	a decision to permanently discontinue trading in option or futures contracts relating to the underlier.

For this purpose, an “absence of trading” in the primary securities market on which shares of the underlier are traded, or on which option or futures contracts, if available, relating to the underlier are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in shares of the underlier or in option or futures contracts, if available, relating to the underlier in the primary market for that underlier or those contracts, by reason of:

•	a price change exceeding limits set by that market, or
•	an imbalance of orders relating to the shares of the underlier or those contracts, or
•	a disparity in bid and ask quotes relating to the shares of the underlier or those contracts,

will constitute a suspension or material limitation of trading in shares of the underlier or those contracts in that market.

The following will be a market disruption event with respect to underliers that are denominated in currencies other than U.S. dollars or the underlier stocks of which trade in currencies other than U.S. dollars where the calculation agent adjusts such underliers to reflect their U.S. dollar value:

•

with respect to the exchange rate applicable to such underlier or underlier stocks, a market disruption event will occur when the exchange rate is not available as specified in the applicable pricing supplement if the calculation agent determines in its sole discretion that the event could materially interfere with the ability of GS Finance Corp. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by GS Finance Corp. and/or any of its affiliates, see “Use of Proceeds” and “Hedging” below, in the applicable product supplement, if any, and/or the applicable pricing supplement.

A market disruption event with respect to one or more underliers will not, by itself, constitute a market disruption event for the remaining unaffected underlier or underliers.

Default Amount

The default amount for your notes on any day (except as provided in the last sentence under “— Default Quotation Period” below) will be an amount, in the specified currency for the principal of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your notes, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period. The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or
•	every quotation of that kind obtained is objected to within five business days after the due day as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two-business-day objection period have not ended before the determination date, then the default amount will equal the principal amount of your notes.

Qualified Financial Institutions. For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose securities are, rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services, or any successor, or any other comparable rating then used by that rating agency, or
•	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Use of Proceeds

We intend to lend the net proceeds from the sale of the notes to The Goldman Sachs Group, Inc. or its affiliates. The Goldman Sachs Group, Inc. expects to use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

HEDGING

In anticipation of the sale of the notes, we and/or our affiliates have entered into, or expect to enter into, hedging transactions involving purchases of the underliers (in the case of exchange-traded funds), the underlier stocks, listed or over-the-counter options, futures and/or other instruments linked to the underliers, constituent indices of such underliers, the underlier stocks, foreign currencies or other instruments linked to the underliers, constituent indices of such underliers, the underlier stocks and indices designed to track the performance of the relevant equity markets or components of such markets on or before the trade date. In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other notes we issue, some of which may have returns linked to any one or more of the underliers, one or more of the constituent indices thereof, as applicable, the underlier stocks or foreign currencies. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

•

expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to some or all of the underliers, some or all of the constituent indices of such underliers or some or all underlier stocks or foreign currencies;

•	may take or dispose of positions in the securities of the underlier stock issuers themselves or the underliers (in the case of exchange-traded funds);
•

may take or dispose of positions in listed or over-the-counter options or other instruments based on underliers designed to track the performance of the stock exchanges or other components of the equity markets;

•

may take short positions in the underlier stocks or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser; and/or

•	may acquire or dispose of U.S. dollars in foreign exchange transactions involving the Japanese yen, euro, British pound sterling or other foreign currency or currencies.

We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the underliers, the constituent indices of such underliers, as applicable, the underlier stocks or the foreign currencies. We expect these steps to involve sales of instruments linked to the underliers, the underlier stocks or the foreign currencies on or shortly before the determination date. These steps also may involve sales and/or purchases of some or all of the underlier stocks or listed or over-the-counter options, futures or other instruments linked to any one or more of the underliers, constituent indices thereof or the foreign currencies, some or all of the underlier stocks, constituent indices or indices designed to track the performance of the U.S., European, Asian or other stock exchanges or other components of the U.S., European, Asian or other equity markets or other components of such markets, as applicable.

Employee Retirement Income Security Act

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions include: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

Supplemental Plan of Distribution

With respect to each note to be issued, GS Finance Corp. expects to agree to sell to GS&Co., and GS&Co. expects to agree to purchase from GS Finance Corp., the principal amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the applicable pricing supplement. GS&Co. proposes initially to offer each note it purchases to the public at the original issue price specified in the applicable pricing supplement and, if the applicable pricing supplement so provides, to certain securities dealers at such price less a concession or no concession as specified in the applicable pricing supplement.

In the future, GS&Co. or other affiliates of GS Finance Corp. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The estimated share of GS Finance Corp. of the total offering expenses for your notes, excluding underwriting discounts and commissions and marketing and licensing fees, will be provided in the applicable pricing supplement. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

The notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this provision:

(a)the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)	a customer within the meaning of Directive (EU) 2016/97 where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129; and
(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or
(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA;

(iii)	or not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and
(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by GS Finance Corp.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp or The Goldman Sachs Group, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

This general terms supplement no. 2,012, along with the applicable pricing supplement, the accompanying prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this general terms supplement no. 2,012, along with the applicable pricing supplement, the accompanying prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this general terms supplement no. 2,012 nor any accompanying prospectus supplement, prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This general terms supplement no. 2,012 and accompanying prospectus and prospectus supplement may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this general terms supplement no. 2,012 and accompanying prospectus and prospectus supplement or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in any offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, any offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this general terms supplement no. 2,012, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This general terms supplement no. 2,012 is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this general terms supplement no. 2,012, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

TABLE OF CONTENTS

GS Finance Corp.

Medium-Term Notes, Series F

guaranteed by

The Goldman Sachs Group, Inc.

General Terms Supplement

Notes Linked to the Performance of One or More Indices or Exchange-Traded Funds

___________________

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Goldman Sachs & Co. LLC

General Terms Supplement No. 2,012	Page

Additional Risk Factors Specific to the Notes	S-4
Supplemental Terms of the Notes	S-14
Use of Proceeds	S-34
Hedging	S-34
Employee Retirement Income Security Act	S-35
Supplemental Plan of Distribution	S-36
Conflicts of Interest	S-38